UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2012

First Community Corporation

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd, Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

(803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Shareholders of First Community Corporation (the “Company”) was held on May 16, 2012 at the Saluda Shoals Park, Environmental Center, at 5605 Bush River Road, Columbia, South Carolina. Of 3,310,187 shares outstanding, at the Annual Meeting, there were present in person or by proxy 2,299,383 shares of the Company’s common stock, representing approximately 70% of the total outstanding eligible votes.  The shareholders of the Company voted: (1) to elect four Class III members to the Board of Directors; (2) to provide an advisory resolution to approve the compensation of the Company’s named executive officers; and (3) to ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants for the fiscal year ended December 31, 2012.

The voting results for each proposal voted on the Annual Meeting are as follows:

1.                                       To elect four Class III members to the Board of Directors:

CLASS III	For	Withheld	Broker Non-Vote
Chimin J. Chao	1,332,505	15,548	951,330
Loretta R. Whitehead	1,332,553	15,500	951,330
J. Thomas Johnson	1,330,988	17,065	951,330
Alexander Snipe, Jr.	1,332,462	15,591	951,330

The other directors that continued in office after the meeting are as follows:

CLASS I	CLASS II
Richard K. Bogan, MD	Thomas C. Brown
Michael C. Crapps	O.A. Ethridge, D.M.D.
Anita B. Easter	W. James Kitchens, Jr.
George H. Fann, Jr., D.M.D.	Roderick M. Todd, Jr.
Mitchell M. Willoughby

2.                                       To provide an advisory resolution to approve the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Vote
1,206,378	92,851	47,824	951,330

3.                                       To ratify the appointment of Elliott Davis, LLC as the Company’s independent registered public accountants:

For	Against	Abstain
2,276,079	22,451	853

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION

Dated: May 18, 2012	By:	/s/JOSEPH G. SAWYER
Name: Joseph G. Sawyer
Title: Chief Financial Officer